EXHIBIT 99.1

August 23, 2004

Joseph Lawler

2117Middlefork Road

Northfield, IL 60093

Dear Joe:

It is a distinct pleasure to offer you the position of Chief Executive Officer of CMGI, Inc. (the “Company”), effective as of the date you execute this letter agreement (the “Effective Date”). In connection with your employment as Chief Executive Officer, you will also be elected (and nominated for re-election from time to time) to the Company’s Board of Directors (“Board”).

Your starting annual salary will be $550,000, which represents $21,153.84 every two weeks. Your salary will be reviewed by the Board at least annually and may be increased (but not decreased) in the Board’s discretion.

You will also be eligible for a cash annual bonus under the Company’s Executive Officer Bonus Plan or any successor thereto (the “Bonus Plan”) for each fiscal year, with a target bonus of 125% of your annual salary then in effect and such maximum as may be in effect from time to time under the Bonus Plan; provided, however, that, for the Company’s 2005 fiscal year your bonus will be guaranteed at a minimum of $250,000.

In addition, you will be granted (a) an option on the Effective Date to purchase 2.7 million shares of the Company’s common stock and (b) 1.8 million shares of restricted stock (collectively, the “Initial Awards”). Each such award shall be granted either under the Company’s 2000 Stock Incentive Plan (together with any successor thereto, the “Plan”) or, in the case of the restricted stock, granted as an inducement award not under the Plan (provided that any such restricted stock award, or portion thereof, granted as an inducement award not under the Plan shall be granted as of the effective date of the registration statement (Form S-8) which shall be filed as soon as practicable, but in no event greater than 45 days, following the Effective Date). The option will have an exercise price equal to the closing price on the Nasdaq National Market (during normal trading hours) on the date of grant. Each of the Initial Awards will vest 20% of the total such award on each of the first five anniversaries of the date hereof. The option shall have a seven (7) year term. Except as set forth under your Executive Severance Agreement (described below), upon termination of employment, each nonvested option and each nonvested share of restricted stock shall be immediately forfeited and each vested option shall be exercisable for 30 days following your termination of employment, but not beyond the original term.

Subject to shareholder approval of an increase in shares available for grant under the Plan to the extent such approval is required under the rules of any applicable securities exchange, on each of the first five anniversaries of the date hereof during which you are employed by the Company, the Company shall grant you stock option and restricted stock awards (collectively, the “Special Awards”) with respect to that number of shares which is equal to ((x) minus (y)) times (z) where (x) is equal to

2% of the number of the Company’s outstanding shares of common stock on a fully diluted basis on the date immediately following the Company’s acquisition of Modus Media, Inc. (i.e., taking into account all common stock options, warrants, securities convertible into common stock and other rights to acquire shares of common stock from the Company outstanding on such date); (y) is the number of shares of the Company’s common stock which have previously been subject to options or restricted stock awarded to you (adjusted for changes in capitalization), and (z) is a fraction the numerator of which is one and the denominator of which is five minus the number of annual Special Award grants previously made to you. Unless otherwise agreed by the parties, each such grant of options and restricted stock shall be in the same proportion as the Initial Awards (1.5 options to each share of restricted stock). Each such award shall be granted under the Plan. The foregoing to the contrary notwithstanding, if at any time after the date hereof the closing share price of the Company’s common stock equals or exceeds $3.00 for 30 consecutive trading days (adjusted for changes in capitalization), then the foregoing denominator shall be deemed to be “one” and the Company shall immediately grant all of the Special Awards that have not been previously granted to you; provided, however, in no event will the date of grant or award of a Special Award be prior to obtaining stockholder approval of an increase in shares available for grant under the Plan. Each Special Award shall vest 20% of the total such award on each anniversary of the date of grant, and, in the case of options, shall have an exercise price equal to the fair market value of a share of common stock on the date of grant. Each such option shall have a seven (7) year term. Except as set forth under your Executive Severance Agreement, upon termination of employment, each nonvested option and each nonvested share of restricted stock shall be immediately forfeited and each vested option shall be exercisable for 30 days following your termination of employment, but not beyond the original term.

To the extent that shareholder approval is required for an increase in shares available under the Plan in order to grant any portion or all of the Special Awards, the Board will seek and recommend such approval at the next regularly scheduled shareholders meeting. If shareholder approval for such an increase in shares is not obtained, then such failure to get shareholder approval, and the inability of the Company to otherwise make such Special Award, shall constitute one of the elements of the definition of “Good Reason” under the Executive Severance Agreement.

To the extent not inconsistent with the foregoing provisions of this letter agreement, the Initial Awards and the Special Awards, to the extent granted under the Plan, and all subsequent options and restricted stock awards shall be subject to all terms, limitations, restrictions and termination provisions set forth in the Plan and, in the separate option and restricted stock agreements (which otherwise shall be based upon the Company’s standard form agreements (subject to the inconsistency exception, below)) that shall be executed to evidence the grant of any options. To the extent not granted under the Plan, the Initial Awards and the Special Awards shall, to the extent not inconsistent with the foregoing provisions of this letter agreement, be subject to terms, conditions, limitations, restrictions, and termination provisions to the same extent as if issued under the Plan and as if granted under the Company’s standard form agreements. In addition, the grant of the options and restricted stock awards are conditioned upon your execution of the Company’s standard form of Non-Competition Agreement. In the event of a change in capitalization of the Company which would result in adjustments to outstanding awards and to the number of shares subject to the Plan under the terms of the Plan, corresponding adjustments shall be made to awards granted or to be granted pursuant to the foregoing provisions of this letter.

You represent and warrant that (i) you have advised the Company of any agreement relating to non-competition, non-solicitation or confidentiality between you and your previous employer (ii) you are not a party to or bound by any other employment agreement, noncompete agreement or confidentiality agreement with any other person or entity which would be violated by your acceptance of this position or which would interfere in any material respect with the performance of your duties with the Company and (iii) you will not use any confidential information or trade secrets of any person or party other than the Company in connection with the performance of your duties with the Company.

As an employee of the Company, you shall be entitled to vacation in accordance with the Company’s vacation policies and will participate in any and all benefit programs, other than any severance arrangement, that the Company establishes and makes generally available to its employees from time to time, provided you are eligible under (and subject to all provisions of) the plan documents governing those programs.

On the Effective Date, the Company and you will enter into an Executive Severance Agreement in the form attached hereto Exhibit A which contains additional terms that shall be applicable to your employment, and Exhibit A shall be incorporated herein by reference. For the avoidance of doubt, for purposes of the Executive Severance Agreement, your target bonus for the fiscal year ending July 31, 2005 shall be $687,500.

In connection with your election to the Board of Directors, the Company shall provide you with the Company’s standard form Indemnification Agreement. In addition, the Company hereby confirms that in connection with your employment by the Company, the Company shall provide you with indemnification to the fullest extent authorized by the Company’s Certificate of Incorporation and By-Laws.

You agree that you shall relocate to the Boston area as soon as practicable, but in no event later than the nine-month anniversary of the date hereof. The Company shall reimburse you for the reasonable expenses of moving your belongings and such other expenses as set forth in the Relocation Expense Reimbursement Agreement.

During the course of your employment you will be provided a monthly car allowance in the amount of $1,000 which will be treated for tax purposes as additional compensation to you.

The Company agrees that it shall pay the reasonable costs and expenses of one counsel to you in connection with the preparation of this offer letter and the other documents contemplated hereby, up to a maximum payment by the Company of $10,000.

Please confirm your acceptance of this position by signing one copy of this letter and returning it to me.

Your employment with the Company will be “at-will”. This means that your employment with Company may be terminated by either you or the Company at any time and for any reason, with or without notice. This offer expires as of the close of business on August, 23, 2004. This letter agreement and the Executive Severance Agreement constitute the entire agreement between the parties and supersede all prior offers, both oral and written. This letter agreement does not constitute a guarantee of employment. If there shall be any inconsistency (including, without limitation, identical capitalized terms with less than identical meanings) between (i) this letter agreement and the Executive Severance Agreement and (ii) any other agreement, plan, award, program or practice of the Company whether now existing or hereafter adopted or amended, then this letter agreement and the Executive Severance Agreement shall control, unless you hereafter have agreed otherwise in writing and such other agreement, plan, program or practice specifically refers to the provision of this letter agreement or Executive Severance Agreement affected thereby.

We are very pleased by the prospect of your new role with us, and we are confident that you will make a significant contribution to our future success!

Sincerely,

/s/ Francis J. Jules
Chairman of the Compensation Committee of the Board, CMGI, Inc.

/s/ Joseph Lawler
Joseph Lawler

Date: August 23, 2004

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